STOCK PURCHASE AGREEMENT

                                      AMONG

                        NATIONAL INVESTMENT MANAGERS INC.

                              THE LAMCO GROUP, INC.
                             LAMORIELLO & CO., INC.
                              CIRCLE PENSION, INC.
                       SOUTHEASTERN PENSION SERVICES, INC.
                           AND NICHOLAS J. LAMORIELLO




                           Dated as of October 3, 2006

                            STOCK PURCHASE AGREEMENT

            STOCK PURCHASE AGREEMENT, dated as of October 3, 2006 (the "Agreement"), among National Investment Managers Inc., a corporation organized under the laws of Florida (the "Purchaser"), THE LAMCO Group, INC., a corporation organized under the laws of Florida (the "Seller"), LAMORIELLO & CO., INC., a corporation organized under the laws of Rhode Island ("LCI"), Circle Pension, Inc., a corporation organized under the laws of New York ("CPI"), and SOUTHEASTERN PENSION SERVICES, INC., a corporation organized under the laws of Florida ("SPSI," and together with LCI and CPI, the "Companies") and Nicholas J. Lamoriello ("Lamoriello").

                              W I T N E S S E T H:

            WHEREAS, the Seller owns an aggregate of fifty-five (55) shares of common stock, $1.00 par value, of LCI (the "LCI Shares"), an aggregate of one thousand (1,000) shares of common stock, $1.00 par value, of CPI (the "CPI Shares"), and an aggregate of one hundred (100) shares of common stock, $1.00 par value, of SPSI (the "SPSI Shares," and collectively with the LCI Shares and the CPI Shares, the "Shares"), which Shares constitute all of the issued and outstanding shares of capital stock of the Companies; and

            WHEREAS, the Seller desires to sell to Purchaser, and the Purchaser desires to purchase from the Seller, the Shares for the purchase price and upon the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:


                                   ARTICLE I
                           SALE AND PURCHASE OF SHARES

            1.1 Sale and Purchase of Shares.

            Upon the terms and subject to the conditions contained herein, on the Closing Date the Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase from the Seller, all of the Shares.


                                   ARTICLE II
                           PURCHASE PRICE AND PAYMENT

            2.1 Amount of Purchase Price.

            (a) The  purchase  price for the Shares  shall be an amount equal to
(i) $1,450,000 (one million four hundred fifty thousand US dollars) payable to the Seller (the "Cash Purchase Price"), (ii) $1,375,000 (one million three hundred seventy five thousand US dollars) payable to Lamoriello for extinguishment of the debt owned to him from the Companies (the "Lamoriello Debt"), and (iii) $375,000 (three hundred seventy five thousand US dollars) payable to Bank of America for extinguishment of the debt owned to Bank of America by the Companies and the Seller (the "Bank Debt"). Notwithstanding the foregoing, in the event that the Bank Debt is greater than or less than $375,000 on the Closing Date, the Cash Purchase Price shall be adjusted proportionately, such that the aggregate amount of the Cash Purchase Price and the amount payable to Bank of America shall be equal to $1,825,000.


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            (b) The Seller shall receive  3,000,000  shares (the "Purchase Price
Shares", and collectively with the Cash Purchase Price, the Lamoriello Debt and the Bank Debt, the "Purchase Price") of the Purchaser's common stock (the "Common Stock"). Certain of the Purchase Price Shares shall be held by the Purchaser pursuant to the provisions of Section 2.3(b) below.

            (c) The Seller shall receive an option to purchase 300,000 shares of Common Stock, exercisable for a period of five (5) years at a price of $0.50 per share, substantially in the form of Exhibit 2.1(c) attached hereto (the "Option Agreement").

            2.2 Payment of Purchase Price. On the Closing Date, the Purchaser shall pay the Cash Purchase Price to the Seller, which shall be paid by the delivery to Seller and all parties identified in Section 2.1(a) of a certified or bank cashier's checks in New York Clearing House Funds, payable to the order of the Seller or, at the Seller's option, by wire transfer of immediately available funds into accounts designated by the Seller.

            2.3 Earnings Adjustment.

            (a) Within 90 days after the end of each of the first two twelve month periods following the Closing Date, the Purchaser shall cause to be prepared and delivered to Seller a statement of operations of the combined operations of the Companies for such twelve month period, determined in accordance with GAAP. Such statement of operations shall include (i) a separate calculation of earnings before interest, taxes, depreciation and amortization ("EBITDA"); (ii) a determination as to whether the Target EBITDA (as defined below) has been achieved; and (iii) the amount of the Bonus (as defined below) or Shortfall (as defined below), as applicable. Unless within thirty (30) days of delivery of such statement of operations by Purchaser to Seller, Purchaser shall have received a written objection from Seller to such statement of operations or Instructions, then such draft shall be considered the final statement of operations of the Companies for such period (the "Final Statement of Operations"). If within thirty (30) days of delivery of the statement of operations by Purchaser to Seller, Purchaser shall have received a written objection from Seller to such statement of operations and/or Instructions, then the Seller and Purchaser shall attempt to reconcile their differences diligently and in good faith and any resolution by them shall be final, binding and conclusive. If the Seller and the Purchaser are unable to reach a resolution with such effect within fifteen (15) business days of the Purchaser's receipt of the Seller's written notice of objection, the Seller and the Purchaser shall submit such dispute for resolution to an independent accounting firm mutually appointed by the Seller and the Purchaser (the "Independent Accounting Firm"), which shall determine and report to the parties and such report shall be final, binding and conclusive on the parties hereto. The fees and disbursements of the Independent Accounting Firm shall initially be paid by the Seller; provided, however, in the event that the Independent Accounting Firm determines that the Seller's objection to the statement of operations and/or Instructions are valid, then the Purchaser shall pay the fee payable to the Independent Accounting Firm.


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            (b) If the  EBITDA  of the  Companies  for  either  of the first two
12-month periods following the Closing Date is greater than $1,000,000 (the "Target EBITDA"), then Purchaser shall pay at the direction of the Seller an amount equal to 10% of the EBITDA in excess of the Target EBIDTA (the "Bonus") for each such year. The Bonus shall be paid to the Seller and employees of the Companies, pursuant to the written instructions of the Seller and shall be paid within thirty (30) days of the determination of the Bonus. If the EBITDA of the Companies for either of the first two 12-month periods following the Closing Date is less than the Target EBITDA (the "Shortfall"), then such number of Purchase Price Shares as equal the lesser of $850,000 or the Shortfall, divided by the closing bid price of the Common Stock on the date of the Final Statement of Operations for such period, shall be cancelled.

            (c) In order to facilitate the cancellation of Purchase Price Shares which may be effected as a result of a Shortfall, the Purchase Price Shares equal to $850,000 (determined by dividing $850,000 by the closing price immediately prior to the Closing Date) shall be deposited into an escrow account until the Final Statement of Operations for the two 12 month periods following the Closing Date is determined and accepted by all parties and the cancellation of Purchase Price Shares in accordance with the terms of Section 2.3(b) hereof as a result of any deficiency in the Target EBITDA has been effected (the "Escrowed Shares"). The Escrowed Shares shall be held for the benefit of the Seller, in accordance with the terms and conditions set forth in the escrow agreement attached hereto as Exhibit 2.2 (the "Escrow Agreement"). In addition to the Escrowed Shares, the Seller shall also deposit into escrow ten (10) medallion guaranteed stock powers executed in blank to be used in the event of the need to cancel any Escrowed Shares pursuant to the terms of Section 2.3(b) hereof. Upon final determination of EBITDA for each of the first two 12-month periods following the Closing as set forth in the foregoing paragraphs of this
Section 2.3, the Purchaser and Seller shall deliver joint written instructions to the Escrow Agent under the Escrow Agreement as to any resulting disposition of the Escrowed Shares. If at the end of the first such 12-month period, there is a Shortfall, the Purchaser and Seller shall instruct the Escrow Agent to release a number of Escrowed Shares as set forth in Section 2.3(b) above to Purchaser for cancellation. If, on the other hand, the Target EBITDA is reached or exceeded for the first 12-month period following the Closing Date, the Bonus shall be paid to the Seller and then Escrowed Shares equal to $250,000 (determined by dividing $250,000 by the closing price on the one year anniversary of the Closing Date) shall be delivered to the Seller from escrow and Seller and Purchaser shall deliver joint written instructions to the Escrow Agent with respect to the release of such Escrowed Shares to the Seller; provided, however, in no event shall such shares exceed 30% of the total Escrowed Shares. Following a final determination of EBITDA for the second
12-month period following the Closing Date, the Purchaser and Seller shall deliver joint written instructions to the Escrow Agent as to the final disposition of all remaining Escrowed Shares in accordance with the foregoing provisions.


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                                  ARTICLE III
                             CLOSING AND TERMINATION

            3.1 Closing Date.

                  Subject to the satisfaction of the conditions set forth in Sections 7.1 and 7.2 hereof (or the waiver thereof by the party entitled to waive that condition), the closing of the sale and purchase of the Shares provided for in Section 1.1 hereof (the "Closing") shall take place at the offices of Sichenzia Ross Friedman Ference LLP located at 1065 Avenue of the Americas, New York, New York 10018 (or at such other place as the parties may designate in writing) on October 3, 2006 or such other date as the Seller and the Purchaser may designate. and such designation shall occur no later than October 16, 2006. The date on which the Closing shall be held is referred to in this Agreement as the "Closing Date".

            3.2 Termination of Agreement.

                  This Agreement may be terminated prior to the Closing as follows:

            (a) At the election of the Seller or the Purchaser on or after October 16, 2006, if the Closing shall not have occurred by the close of business on such date provided that the terminating party is not in default of any of its obligations hereunder and the Closing Date shall not have extended by the parties to a date after October 31, 2006;

            (b) by mutual written consent of the Seller and the Purchaser; or

            (c) by the Seller or the Purchaser if there shall be in effect a final nonappealable order of a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; it being agreed that the parties hereto shall promptly appeal any adverse determination which is not nonappealable (and pursue such appeal with reasonable diligence).

            3.3 Procedure Upon Termination.

                  In the event of termination and abandonment by the Purchaser or the Seller, or both, pursuant to Section 3.2 hereof, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the purchase of the Shares hereunder shall be abandoned, without further action by the Purchaser or the Seller. If this Agreement is terminated as provided herein, each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same.

            3.4 Effect of Termination.

                  In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the Purchaser, the Companies, the Seller or the Companies; provided, however, that the obligations of the parties set forth in Section 10.4 hereof shall survive any such termination and shall be enforceable hereunder.


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                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

      The Seller and Lamoriello hereby jointly and severally represent and warrant to the Purchaser that:

            4.1. Organization and Good Standing of the Seller and the Companies. The Seller and each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation as set forth above. The Companies are not required to be qualified to transact business in any other jurisdiction where the failure to so qualify would have an adverse effect on the business of the Companies.

            4.2. Authority.

                  (a) Each of the Companies has full power and authority (corporate and otherwise) to carry on its business and has all permits and licenses that are necessary to the conduct of its business or to the ownership, lease or operation of its properties and assets.

                  (b) The execution of this Agreement and the delivery hereof to the Purchaser and the sale contemplated herein have been, or will be prior to Closing, duly authorized by the Board of Directors of the Seller and each of the Companies and by the Seller as sole stockholder of the Companies having full power and authority to authorize such actions.

                  (c) Subject to any consents required under Section 4.7 below, the Seller, the Companies and Lamoriello have the full legal right, power and authority to execute, deliver and carry out the terms and provisions of this Agreement; and this Agreement has been duly and validly executed and delivered on behalf of Seller, the Companies and Lamoriello and constitutes a valid and binding obligation of the Seller, the Companies and Lamoriello, enforceable in accordance with its terms.

                  (d) Except as set forth in Schedule 4.2 hereto, neither the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, nor compliance with the terms of this Agreement will violate, conflict with, result in a breach of, or constitute a default under any statute, regulation, indenture, mortgage, loan agreement, or other agreement or instrument to which the Seller or any of the Companies is a party or by which it or any of them is bound, any charter, regulation, or bylaw provision of the Seller or any of the Companies, or any decree, order, or rule of any court or governmental authority or arbitrator that is binding on the Seller or any of the Companies in any way.

            4.3. Shares.

                  (a) The authorized capital stock of LCI consists of one thousand (1,000) shares of common stock, par value $1.00 per share, of which fifty-five (55) shares have been issued to Seller and constitute the only shares of the capital stock of LCI outstanding. The authorized capital stock of CPI consists of five thousand (5,000) shares of common stock, par value $1.00 per share, of which one thousand (1,000) shares have been issued to Seller and constitute the only shares of the capital stock of CPI outstanding. The authorized capital stock of SPSI consists of ten thousand (10,000) shares of common stock, par value $1.00 per share, of which one hundred (100) shares have been issued to Seller and constitute the only shares of the capital stock of SPSI outstanding. All of the Shares are duly authorized, validly issued, fully paid and non-assessable.


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                  (b) The Seller is the lawful  record and  beneficial  owner of all the Shares, free and clear of any liens, pledges, encumbrances, charges, claims or restrictions of any kind, except as set forth in Schedule 4.3 hereto, and have, or will have on the Closing Date, the absolute, unilateral right, power, authority and capacity to enter into and perform this Agreement without any other or further authorization, action or proceeding, except as specified herein.

                  (c) There are no authorized or outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which any of the Companies are or may become obligated to issue, assign or transfer any shares of capital stock of any of the Companies, except as set forth in Schedule 4.3 hereto. Upon the delivery to Purchaser on the Closing Date of the certificates representing the Shares, Purchaser will have good, legal, valid, marketable and indefeasible title to all the then issued and outstanding shares of capital stock of the Companies, free and clear of any liens, pledges, encumbrances, charges, agreements, options, claims or other arrangements or restrictions of any kind (other than any such liens, pledges, encumbrances, charges, agreements, options, claims and other arrangements and restrictions that will be terminated and discharged promptly on Closing upon the receipt by the holders of the same of sums sufficient to pay in full the obligations secured by such liens and other encumbrances, which such liens are attached hereto as Schedule 4.3(c)).

            4.4. Basic Corporate Records. The copies of the Articles of Incorporation of each of the Companies (certified by the Secretary of State or other authorized official of the jurisdiction of incorporation), and the Bylaws of each of the Companies, as the case may be (certified as of the date of this Agreement as true, correct and complete by each of the Companies' secretary or assistant secretary), all of which have been delivered to the Purchaser, are true, correct and complete as of the date of this Agreement.

            4.5. Minute Books. The minute books of each of the Companies, which shall be exhibited to the Purchaser between the date hereof and the Closing Date, each contain true, correct and complete minutes and records of all meetings, proceedings and other actions of the shareholders, Boards of Directors and committees of such Boards of Directors of each such corporation, if any, and, on the Closing Date, will contain true, correct and complete minutes and records of any meetings, proceedings and other actions of the shareholders, respective Boards of Directors and committees of such Boards of Directors of each such corporation.


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            4.6. Subsidiaries and Affiliates. Any and all businesses,  entities, enterprises and organizations in which any of the Companies has any ownership, voting or profit and loss sharing percentage interest (the "Subsidiaries") are identified in Schedule 4.6 hereto, together with the Companies' interest therein. Unless the context requires otherwise or specifically designated to the contrary on Schedule 4.6 hereto, "Companies" as used in this Agreement shall include all such Subsidiaries. Except as set forth in Sections 4.6 or 4.31 or on
Schedule 4.6 hereto, (i) the Companies have made no advances to, or investments in, nor owns beneficially or of record, any securities of or other interest in, any business, entity, enterprise or organization, (ii) there are no arrangements through which any of the Companies has acquired from, or provided to, the Seller or their affiliates any goods, properties or services, (iii) there are no rights, privileges or advantages now enjoyed by any of the Companies as a result of the ownership of the Companies by the Seller which, to the knowledge of the Seller or the Companies, might be lost as a result of the consummation of the transactions contemplated by this Agreement. Each entity shown on Schedule 4.6 is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has full corporate power to own all of its property and to carry on its business as it is now being conducted. Also set forth on Schedule 4.6 hereto is a list of jurisdictions in which each Subsidiary is qualified as a foreign corporation. Such jurisdictions are the only jurisdictions in which the ownership or leasing of property by each Subsidiary or the conduct of its business requires it to be so qualified. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and, except as set forth on Schedule 4.6 hereto, are owned, of record and beneficially, by the Companies, and on the Closing Date will be owned by the Companies, free and clear of all liens, encumbrances, equities, options or claims whatsoever. No Subsidiary has outstanding any other equity securities or securities options, warrants or rights of any kind that are convertible into equity securities of such Subsidiary, except as set forth on Schedule 4.6 hereto.

            4.7. Consents. Except as set forth in Schedule 4.7 hereto, no consents or approvals of any public body or authority and no consents or waivers from other parties to leases, licenses, franchises, permits, indentures, agreements or other instruments are (i) required for the lawful consummation of the transactions contemplated hereby, or (ii) necessary in order that the Business can be conducted by the Purchaser in the same manner after the Closing as heretofore conducted by the Companies, nor will the consummation of the transactions contemplated hereby result in creating, accelerating or increasing any liability of the Companies.

            4.8. Financial Statements. The Seller has delivered, or will deliver prior to Closing, to the Purchaser copies of the following financial statements (which include all notes and schedules attached thereto), all of which are true, complete and correct, have been prepared from the books and records of the Companies in accordance with generally accepted accounting principles ("GAAP") consistently applied and fairly present the financial condition, assets, liabilities and results of operations of the Companies as of the dates thereof and for the periods covered thereby:

            the audited combined balance sheet of each of the Companies as at December 31, 2004 and 2005, and the related audited statements of operations, stockholder's equity and of cash flows of the Companies for the years then ended and (ii) the unaudited balance sheet of the Companies as of June 30, 2006 and the related compiled statement of operations of the Companies for the six (6) month period then ended (such statements, including the related notes and schedules thereto, are referred to herein as the "Financial Statements").


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

            In such Financial Statements, the statements of operations do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as set forth in Schedule 4.8 hereto, and the financial statements for the interim period indicated include all adjustments, which consist of only normal recurring accruals, necessary for such fair presentation. There are no facts known to any of the Seller, the Companies or Lamoriello that, under generally accepted accounting principles consistently applied, would alter the information contained in the foregoing Financial Statements in any material way.

            For the purposes hereof, the balance sheet of the Companies as of June 30, 2006 is referred to as the "Balance Sheet" and June 30, 2006 is referred to as the "Balance Sheet Date".

            4.9. Records and Books of Account. The records and books of account of the Companies and of each Subsidiary reflect all material items of income and expense and all material assets, liabilities and accruals, and have been, and to the Closing Date will be, regularly kept and maintained in conformity with GAAP applied on a consistent basis.

            4.10. Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the Companies' Financial Statements or disclosed in Schedule 4.10 hereto, there are no liabilities or obligations of the Companies of any kind whatsoever, whether accrued, fixed, absolute, contingent, determined or determinable, and including without limitation (i) liabilities to former, retired or active employees of the Companies under any pension, health and welfare benefit plan, vacation plan or other plan of the Companies, (ii) tax liabilities incurred in respect of or measured by income for any period prior to the close of business on the Balance Sheet Date, or arising out of transactions entered into, or any state of facts existing, on or prior to said date, and (iii) contingent liabilities in the nature of an endorsement, guarantee, indemnity or warranty, and there is no condition, situation or circumstance existing or which has existed that could reasonably be expected to result in any liability of the Companies, other than liabilities and contingent liabilities incurred in the ordinary course of business since the Balance Sheet Date consistent with the Companies' recent customary business practice, none of which is materially adverse to the Companies.

            4.11 Taxes.

                  (a) For purposes of this Agreement, "Tax" or "Taxes" refers to: (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes and escheatment payments, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being or ceasing to be a member of an affiliated, consolidated, combined or unitary group for any period (including, without limitation, any liability under Treas. Reg. Section 1.1502-6 or any comparable provision of foreign, state or local law); and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                  (b) (i) Each of the Companies has timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to Taxes required to be filed by such Companies with any Tax authority. All such Returns are true, correct and complete in all material respects. Each of the Companies has paid all Taxes shown to be due on such Returns. Except as listed on Schedule 4.11 hereto, none of the Companies is currently the beneficiary of any extensions of time within which to file any Returns. The Seller and the Companies have furnished and made available to the Purchaser complete and accurate copies of all income and other Tax Returns and any amendments thereto filed by the Companies in the last three (3) years.

                        (ii) Each of the Companies, as of the Closing Date, will have withheld and accrued or paid to the proper authority all Taxes required to have been withheld and accrued or paid by such company.

                        (iii) None of the Companies has been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding or assessed against such Companies. The Companies have not executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                        (iv) There is no dispute, claim, or proposed adjustment concerning any Tax liability of the Companies either (A) claimed or raised by any Tax authority in writing and delivered to the Companies or (B) based upon personal contact by any officer of the Companies with any agent of such Tax authority, and to the knowledge of Seller and the Companies, there is no claim for assessment, deficiency, or collection of Taxes, or proposed assessment, deficiency or collection from the Internal Revenue Service or any other governmental authority against the Companies which has not been satisfied. The Companies are not a party to nor have any Companies been notified in writing that it is the subject of any pending, proposed, or threatened action, investigation, proceeding, audit, claim or assessment by or before the Internal Revenue Service or any other governmental authority, nor does the Companies have any reason to believe that any such notice will be received in the future. Neither the Internal Revenue Service nor any state or local taxation authority has ever audited any income tax return of any of the Companies except as set forth in Schedule 4.11 hereto. The Companies have not filed any requests for rulings with the Internal Revenue Service. No power of attorney has been granted by any of the Companies or its Affiliates with respect to any matter relating to Taxes of the Companies. There are no Tax liens of any kind upon any property or assets of the Companies, except for inchoate liens for Taxes not yet due and payable.

                        (v) The Companies have no liability for any unpaid Taxes which has not been paid or accrued for or reserved on the Financial Statements in accordance with GAAP, whether asserted or unasserted, contingent or otherwise.

                        (vi) There is no contract, agreement, plan or arrangement to which any of the Companies is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Companies that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). There is no contract, agreement, plan or arrangement to which any of the Companies is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

                        (vii) The Companies have not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Companies.

                        (viii) The Companies are not a party to, nor has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

                        (ix) None of the Companies' assets are tax exempt use property within the meaning of Section 168(h) of the Code.

            4.12. Accounts Receivable. The accounts receivable of the Companies shown on the Balance Sheet Date, and those to be shown in the Financial Statements, are, and will be, actual bona fide receivables from transactions in the ordinary course of business representing valid and binding obligations of others for the total dollar amount shown thereon, and as of the Balance Sheet Date were not (and presently are not) subject to any recoupments, set-offs, or counterclaims. All such accounts receivable are and will be collectible in amounts not less than the amounts (net of reserves) carried on the books of the Companies, including the Financial Statements, and will be paid in accordance with their terms except for those uncollectible accounts receivable as estimated and as listed on Schedule 4.12 hereto. Except as listed on Schedule 4.12 hereto, all such accounts receivable are and will be actual bona fide receivables from transactions in the ordinary course of business.

            4.13. Intentionally Left Blank.

            4.14.  Machinery and Equipment.  Except for items disposed of in the ordinary course of business, all computers and related software, machinery, tools, furniture, fixtures, equipment, vehicles, leasehold improvements and all other tangible personal property, including, but not limited to the assets set forth on Schedule 4.14, (hereinafter "Fixed Assets") of the Companies currently being used in the conduct of its business, or included in determining the net book value of the Companies on the Balance Sheet Date, together with any machinery or equipment that is leased or operated by the Companies, are in materially serviceable working condition and repair except as described on
Schedule 4.14 hereto. Said Fixed Assets shall be maintained in such condition from the date hereof through the Closing Date. Except as described on Schedule
4.14 hereto, all Fixed Assets owned, used or held by each of the Companies are situated at its business premises and are currently used in its business.
Schedule 4.14 hereto describes all Fixed Assets owned by or an interest in which is claimed by any other person (whether a customer, supplier or other person) for which the Companies are responsible (copies of all agreements relating thereto being attached to said Schedule 4.14), and all such property is in the Companies' actual possession and is in such condition that upon the return of such property in its present condition to its owner, the Companies will not be liable in any material amount to such owner. To the knowledge of the Seller, the Companies and Lamoriello, there are no outstanding requirements or recommendations by any insurance company that has issued a policy covering either (i) such Fixed Assets or (ii) any liabilities of the Companies relating to operation of the Business, or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any Fixed Assets or any changes in the operations of the Business, any equipment or machinery used therein, or any procedures relating to such operations, equipment or machinery. All Fixed Assets of the Companies are set forth on Schedule 4.14 hereto.

            4.15. Real Property Matters. The Companies do not own any real property as of the date hereof and have not owned any real property during the three years preceding the date hereof.

            4.16. Leases. All leases of real and personal property of the Companies are described in Schedule 4.16 hereto, are in full force and effect and: (a) constitute legal, valid and binding obligations of the respective parties thereto enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditor's rights, and (b) have not been assigned or encumbered. The Companies have performed in all material respects the obligations required to be performed by it under all such leases to date and are not in default in any material respect under any of said leases, except as set forth in Schedule 4.16 hereto, nor has it made any leasehold improvements required to be removed at the termination of any lease, except signs. To the knowledge of the Seller, the Companies and Lamoriello, no other party to any such lease is in material default thereunder. Except as noted on
Schedule 4.16 hereto, none of the leases listed thereon require the consent of a third party in connection with the transfer of the Shares.

            4.17.  Patents,  Software,  Trademarks,  Etc. The Companies  own, or
possess adequate licenses or other rights to use, all patents, software, trademarks, service marks, trade names and copyrights and trade secrets, if any, necessary to conduct their respective businesses as now operated by the Companies, except for the centralized technology infrastructure (the "CTI") owned by Seller and used by the Companies, which CTI is the subject of a separate Technology Agreement by and between Seller and Purchaser. The patents, software, trademarks, service marks, copyrights, trade names and trade secrets, if any, registered in the name of or owned or used by or licensed to the Companies and applications for any thereof (hereinafter the "Intangibles") are described or referenced in Schedule 4.17 hereto. Seller hereby specifically acknowledges that all right, title and interest in and to all patents and software listed on Schedule 4.17 as patents owned by the Companies are owned by the Companies and that the ownership of such patents and software will be transferred as part of the Companies to Purchaser as part of the transaction contemplated hereby. No officer, director, shareholder or employee of the Companies or any relative or spouse of any such person owns any patents or patent applications or any inventions, software, secret formulae or processes, trade secrets or other similar rights, nor is any of them a party to any license agreement, used by or useful to the Companies or related to the Business except as listed in Schedule 4.17 hereto. All of said Intangibles are valid and in good standing, are free and clear of all liens, security interests, charges, restrictions and encumbrances of any kind whatsoever, and have not been licensed to any third party except as described in Schedule 4.17 hereto. The Companies have not been charged with, nor has it infringed, nor to the Seller's knowledge is it threatened to be charged with infringement of, any patent, proprietary rights or trade secrets of others in the conduct of its business, and, to the date hereof, neither the Seller nor the Companies have received any notice of conflict with or violation of the asserted rights in intangibles or trade secrets of others. The Companies are not now manufacturing any goods under a present permit, franchise or license, except as set forth in said Schedule 4.17 hereto. The consummation of the transactions contemplated hereby will not alter or impair any rights of the Companies in any such Intangibles or in any such permit, franchise or license, except as described in Schedule 4.17 hereto. The Intangibles and the Companies' tooling, manufacturing and engineering drawings, process sheets, specifications, bills of material and other like information and data are in such form and of such quality and will be maintained in such a manner that the Companies can, following the Closing, design, produce, manufacture, assemble and sell the products and provide the services heretofore provided by it so that such products and services meet applicable specifications and conform with the standards of quality and cost of production standards heretofore met by it. The Companies have the sole and exclusive right to use its corporate and trade names in the jurisdictions where it transacts business.

            4.18. Insurance Policies. There is set forth in Schedule 4.18 hereto a list and brief description of all insurance policies on the date hereof held by the Companies or on which it pays premiums, including, without limitation, life insurance and title insurance policies, which description includes the premiums payable by the Companies thereunder. Schedule 4.18 also sets forth, in the case of any life insurance policy held by the Companies, the name of the insured under such policy, the cash surrender value thereof and any loans thereunder. All such insurance premiums in respect of such coverage have been, and to the Closing Date will be, paid in full, or if not due, properly accrued on the Balance Sheet. All claims, if any, made against the Companies which are covered by such policies have been, or are being, settled or defended by the insurance companies that have issued such policies. Up to the Closing Date, such insurance coverage will be maintained in full force and effect and will not be cancelled, modified or changed without the express written consent of the Purchaser, except to the extent the maturity dates of any such insurance policies expiring prior to the Closing Date. No such policy has been, or to the Closing Date will be, cancelled by the issuer thereof, and, to the knowledge of the Seller and the Companies, between the date hereof and the Closing Date, there shall be no increase in the premiums with respect to any such insurance policy caused by any action or omission of the Seller or of the Companies.

            4.19. Banking and Personnel Lists. The Seller and the Companies will deliver to the Purchaser prior to the Closing Date the following accurate lists and summary descriptions relating to the Companies:

                        (i) The name of each bank in which the Companies have an account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto.

                        (ii) The names, current annual salary rates and total compensation for the preceding fiscal year of all of the present directors and officers of the Companies, and any other employees whose current base accrual salary or annualized hourly rate equivalent is $20,000 or more, together with a summary of the bonuses, percentage compensation and other like benefits, if any, paid or payable to such persons for the last full fiscal year completed, together with a schedule of changes since that date, if any.

                        (iii) A schedule of workers' compensation payments of the Companies over the past five full fiscal years and the fiscal year to date, a schedule of claims by employees of the Companies against the workers' compensation fund for any reason over such period, identification of all compensation and medical benefits paid to date on each such claim and the estimated amount of compensation and medical benefits to be paid in the future on each such claim.

                        (iv) The name of all pensioned employees of the Companies whose pensions are unfunded and are not paid or payable pursuant to any formalized pension arrangements, their agent and annual unfunded pension rates.

                        (v) The name, address, telephone number, facsimile number, email address, the name of the principal contact and all other relevant contact information of all clients and business relationships of the Seller.

            4.20. Lists of Contracts, Etc. There is included in Schedule 4.20 hereto a list of the following items (whether written or oral) relating to the Companies, which list identifies and fairly summarizes each item:

                        (i) All collective bargaining and other labor union agreements (if any); all employment agreements with any officer, director, employee or consultant; and all employee pension, health and welfare benefit plans, group insurance, bonus, profit sharing, severance, vacation, hospitalization, and retirement plans, post-retirement medical benefit plans, and any other plans, arrangements or custom requiring payments or benefits to current or retiring employees.

                        (ii) All joint venture contracts of the Companies or affiliates relating to the Business;

                        (iii) All contracts of the Companies relating to (a) obligations for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) obligations under capital leases, (e) debt of others secured by a lien on any asset of the Companies, and (f) debts of others guaranteed by the Companies.

                        (iv) All agreements of the Companies relating to the supply of raw materials for and the distribution of the products of the Business, including without limitation all sales agreements, manufacturer's representative agreements and distribution agreements of whatever magnitude and nature, and any commitments therefor;

                        (v)  All  contracts   that   individually   provide  for
aggregate future payments to or from any of the Companies of $5,000 or more, to the extent not included in (i) through (iv) above;

                        (vi) All contracts of the Companies that have a term exceeding one year and that may not be cancelled without any liability, penalty or premium, to the extent not included in (i) through (v) above;

                        (vii) A complete list of all outstanding powers of attorney granted by any of the Companies; and

                        (viii) All other contracts of the Companies material to the business, assets, liabilities, financial condition, results of operations or prospects of the Business taken as a whole to the extent not included above.

            Except as set forth in Schedule 4.20 hereto, (i) all contracts, agreements and commitments of the Companies set forth in Schedule 4.20 are valid, binding and in full force and effect, (ii) the Companies have not materially breached any provision of any contract, agreement and commitment of the Companies or is in default thereunder and (iii) to the knowledge of the Seller, the Companies and Lamoriello, no other party to any such contract, agreement, or commitment has materially breached any provision thereof or is in default thereunder. Except as set forth in Schedule 4.20 hereto, the sale of the Shares by the Seller in accordance with this Agreement will not result in the termination of any contract, agreement or commitment of the Companies set forth in Schedule 4.20 hereto, and immediately after the Closing, each such contract, agreement or commitment will continue in full force and effect without the imposition or acceleration of any burdensome condition or other obligation on the Companies resulting from the sale of the Shares by the Seller. True and complete copies of the contracts, leases, licenses and other documents referred to in this Schedule 4.20 hereto shall be delivered to the Purchaser, certified by the Secretary or Assistant Secretary of the Companies as true, correct and complete copies prior the Closing Date.

            There are no pending disputes with customers or vendors of the Companies regarding quality or return of goods involving amounts in dispute with any one customer or vendor, whether for related or unrelated claims, in excess of $5,000 except as described on Schedule 4.20 hereto, all of which will be resolved to the reasonable satisfaction of Purchaser prior to the Closing Date. To the knowledge of Seller, Lamoriello and the Companies, there has not been any event, happening, threat or fact that would lead them to believe that any of said customers or vendors will terminate or materially alter their business relationship with the Companies after completion of the transactions contemplated by this Agreement.

            4.21. Compliance With the Law. To the knowledge of the Seller, the Companies and Lamoriello, the Companies are not in violation of any applicable federal, state, local or foreign law, regulation or order or any other, decree or requirement of any governmental, regulatory or administrative agency or authority or court or other tribunal (including, but not limited to, any law, regulation order or requirement relating to securities, properties, business, products, manufacturing processes, advertising, sales or employment practices, terms and conditions of employment, occupational safety, health and welfare, conditions of occupied premises, product safety and liability, civil rights, or environmental protection, including, but not limited to, those related to waste management, air pollution control, waste water treatment or noise abatement). Except as set forth in Schedule 4.21 hereto, the Companies have not been and are not now charged with, or to the knowledge of the Seller, Lamoriello or the Companies under investigation with respect to, any violation of any applicable law, regulation, order or requirement relating to any of the foregoing, nor, to the knowledge of Seller, Lamoriello or the Companies after due inquiry, are there any circumstances that would or might give rise to any such violation. The Companies have filed all reports required to be filed by the Companies with any governmental, regulatory or administrative agency or authority.

            4.22. Litigation; Pending Labor Disputes. Except as specifically identified on Schedule 4.22 hereto:

                        (i) There are no legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of Seller, Lamoriello or the Companies, threatened, against the Seller or the Companies, relating to the Business or the Companies or their respective properties (including leased property), or the transactions contemplated by this Agreement, nor is there any basis known to the Seller, Lamoriello or the Companies for any such action.

                        (ii) There are no judgments, decrees or orders of any court, or any governmental department, commission, board, agency or instrumentality binding upon Seller or the Companies relating to the Business or the Companies the effect of which is to prohibit any business practice or the acquisition of any property or the conduct of any business by the Companies or which limit or control or otherwise adversely affect the Companies' method or manner of doing business.

                        (iii) No work stoppage has occurred and is continuing or, to the knowledge of Seller or the Companies, is threatened affecting the Business, and no representation question involving recognition of a collective bargaining agent exists in respect of any employees of the Companies.

                        (iv) There are no pending labor negotiations or union organization efforts relating to employees of the Companies.

                        (v) There are no charges of discrimination (relating to sex, age, race, national origin, handicap or veteran status) or unfair labor practices pending or, to the knowledge of the Seller or the Companies, threatened before any governmental or regulatory agency or authority or any court relating to employees of the Companies.

            4.23. Absence of Certain Changes or Events. The Companies have not, since the Balance Sheet Date, except as described on Schedule 4.23 hereto:

                        (i) Incurred any material obligation or liability (absolute, accrued, contingent or otherwise) and any obligation or liability incurred by the Companies in the ordinary course is not materially adverse, except for claims, if any, that are adequately covered by insurance;

                        (ii) Discharged or satisfied any lien or encumbrance, or paid or satisfied any obligations or liability (absolute, accrued, contingent or otherwise) other than (a) liabilities shown or reflected on the Balance Sheet, and (b) liabilities incurred since the Balance Sheet Date in the ordinary course of business that were not materially adverse;

                        (iii) Increased or established any reserve or accrual for taxes or other liability on its books or otherwise provided therefor, except
(a) as disclosed on the Balance Sheet, or (b) as may have been required under generally accepted accounting principles due to income earned or expense accrued since the Balance Sheet Date and as disclosed to the Purchaser in writing;

                        (iv) Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of its assets, tangible or intangible;

                        (v) Sold or transferred any of its assets or cancelled any debts or claims or waived any rights, except in the ordinary course of business and which sale or transfer has not been materially adverse;

                        (vi) Disposed of or permitted to lapse any patents or trademarks or any patent or trademark applications material to the operation of its business;

                        (vii) Incurred any significant labor trouble or granted any general or uniform increase in salary or wages payable or to become payable by it to any director, officer, employee or agent, or by means of any bonus or pension plan, contract or other commitment increased the compensation of any director, officer, employee or agent;

                        (viii) Authorized any capital expenditure for real estate or leasehold improvements, machinery, equipment or molds in excess of $5,000.00 in the aggregate;

                        (ix)  Except  for  this  Agreement,   entered  into  any
material transaction;

                        (x)  Issued  any  stocks,   bonds,  or  other  corporate
securities, or made any declaration or payment of any dividend or any distribution in respect of its capital stock; or

                        (xi) Experienced damage, destruction or loss (whether or not covered by insurance) individually or in the aggregate materially and adversely affecting any of its properties, assets or business, or experienced any other material adverse change or changes individually or in the aggregate affecting its financial condition, assets, liabilities or business.

            4.24. Employee Benefit Plans.

                  (a) Schedule 4.24 lists a description of the only Employee Programs (as defined below) that have been maintained (as such term is further defined below) by the Companies at any time during the five (5) years prior to the date hereof.

                  (b) There has not been any failure of any party to comply with any laws applicable with respect to any Employee Program that has been maintained by any of the Companies. With respect to any Employee Programs now or heretofore maintained by the Companies, the Companies, there has occurred no breach of any duty under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or other applicable law which could result, directly or indirectly in any taxes, penalties or other liability to the Purchaser, the Companies or any affiliate (as defined below). No litigation, arbitration, or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or, to the knowledge of the Companies or Seller, threatened with respect to any such Employee Program.

                  (c) Except as set forth in Schedule 4.24 attached hereto, neither the Companies nor any affiliate has ever (i) provided health care or any other non-pension benefits to any employees after their employment was terminated (other than as required by Part 6 of Subtitle B of Title I of ERISA) or has ever promised to provide such post-termination benefits or (ii) maintained an Employee Program provided to such employees subject to Title IV of ERISA, Section 401(a) or Section 412 of Code, including, without limitation, any Multiemployer Plan.

                  (d) For purposes of this Section 4.24:

                        (i) "Employee Program" means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in (A) above. In the case of an Employee Program funded through an organization described in Code Section 501(c)(9), each reference to such Employee Program shall include a reference to such organization;

                        (ii) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries);

                        (iii) An entity is an "affiliate" of a Companies for purposes of this Section 3.24 if it would have ever been considered a single employer with the Companies under ERISA Section 4001(b) or part of the same "controlled group" as the Companies for purposes of ERISA Section 302(d)(8)(C); and

                        (iv) "Multiemployer Plan" means a (pension or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

            4.25. Product Warranties and Product Liabilities. The product warranties and return policies of the Companies in effect on the date hereof and the types of products to which they apply are described on Schedule 4.25 hereto.
Schedule 4.25 hereto also sets forth all product liability claims involving amounts in controversy in excess of $5,000 that are currently either pending or, to the best of the Seller's and the Companies' knowledge, threatened against the Companies. The Companies have not paid in the aggregate, or allowed as credits against purchases, or received claims for more than one percent (1%) per year of gross sales, as determined in accordance with GAAP consistently applied, during the past three years pursuant to obligations under any warranty or any product liability claim with respect to goods manufactured, assembled or furnished by the Companies. To the knowledge of the Seller, the Companies and Lamoriello, the future cost of performing all such obligations and paying all such product liability claims with respect to goods manufactured, assembled or furnished prior to the Closing Date will not exceed the average annual cost thereof for said past three year period.

            4.26. Assets. The assets of the Companies are located at the locations listed on Schedule 4.26 attached hereto. Except as described in
Schedule 4.26 hereto, the assets of the Companies are, and together with the additional assets to be acquired or otherwise received by the Companies prior to the Closing, will at the Closing Date be sufficient in all material respects to carry on the operations of the Business as now conducted by the Companies. The Companies (including for such purpose any Subsidiaries thereof listed on
Schedule 4.26 hereto) are the only business organizations through which the Business is conducted. Except as set forth in Schedule 4.16 or Schedule 4.26 hereto, all assets used by the Seller and the Companies to conduct the Business are, and will on the Closing Date be, owned by the Companies.

            4.27. Absence of Certain Commercial Practices. Except as described on Schedule 4.27 hereto, neither the Companies nor the Seller has made any payment (directly or by secret commissions, discounts, compensation or other payments) or given any gifts to another business concern, to an agent or employee of another business concern or of any governmental entity (domestic or foreign) or to a political party or candidate for political office (domestic or foreign), to obtain or retain business for the Companies or to receive favorable or preferential treatment, except for gifts and entertainment given to representatives of customers or potential customers of sufficiently limited value and in a form (other than cash) that would not be construed as a bribe or payoff.

            4.28. Licenses, Permits, Consents and Approvals. The Companies have, and at the Closing Date will have, all licenses, permits or other authorizations of governmental, regulatory or administrative agencies or authorities (collectively, "Licenses") required to conduct the Business. All Licenses of the Companies are listed on Schedule 4.28 hereto. At the Closing, the Companies will have all such Licenses which are material to the conduct of the Business and will have renewed all Licenses which would have expired in the interim. Except as listed in Schedule 4.28 hereto, no registration, filing, application, notice, transfer, consent, approval, order, qualification, waiver or other action of any kind (collectively, a "Filing") will be required as a result of the sale of the Shares by Seller in accordance with this Agreement (a) to avoid the loss of any License or the violation, breach or termination of, or any default under, or the creation of any lien on any asset of the Companies pursuant to the terms of, any law, regulation, order or other requirement or any contract binding upon the Companies or to which any such asset may be subject, or (b) to enable Purchaser (directly or through any designee) to continue the operation of the Companies and the Business substantially as conducted prior to the Closing Date. All such Filings will be duly filed, given, obtained or taken on or prior to the Closing Date and will be in full force and effect on the Closing Date.

            4.29. Environmental Matters. Except as set forth on Schedule 4.29 hereto:

            (a) The operations of the Companies are in material compliance with all applicable Laws promulgated by any governmental entity which prohibit, regulate or control any hazardous material or any hazardous material activity ("Environmental Laws") and the Companies have all permits issued pursuant to Environmental Laws or otherwise except for where noncompliance or the absence of such permits would not, individually or in the aggregate, have a Material Adverse Effect;

            (b) The Companies have obtained all permits required under all applicable Environmental Laws necessary to operate the Business;

            (c) The  Companies  are not the subject of any  outstanding  written
order  or  Contract  with  any  governmental   authority  or  person  respecting
Environmental Laws or any violation or potential violations thereof; and,

            (d) The Companies have not received any written communication alleging either or both that the Companies may be in violation of any Environmental Law, or any permit issued pursuant to Environmental Law, or may have any liability under any Environmental Law.

            4.30 Broker. Except as specified in Schedule 4.30 hereto, neither the Companies nor the Seller has retained any broker in connection with any transaction contemplated by this Agreement. Purchaser and the Companies shall not be obligated to pay any fee or commission associated with the retention or engagement by the Companies or Seller of any broker in connection with any transaction contemplated by this Agreement.

            4.31.  Related Party  Transactions.  Except as described in Schedule
4.31 hereto, all transactions during the past five years between the Companies and any current or former shareholder or any entity in which the Companies or any current or former shareholder had or has a direct or indirect interest have been fair to the Companies as determined by the Board of Directors. No portion of the sales or other on-going business relationships of the Companies is dependent upon the friendship or the personal relationships (other than those customary within business generally) of the Seller, except as described in
Schedule 4.31 hereto. During the past five years, the Companies have not forgiven or cancelled, without receiving full consideration, any indebtedness owing to them by the Seller.

            4.32 Patriot Act. The Companies and the Seller  certify that neither the Companies nor any of their Subsidiaries has been designated, and is not owned or controlled, by a "suspected terrorist" as defined in Executive Order 13224. The Companies and the Seller hereby acknowledge that the Purchaser seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Companies and the Seller hereby represent, warrant and agree that: (i) none of the cash or property that the Seller has contributed or paid or will contribute and pay to the Companies has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Companies or any of their Subsidiaries to the Purchaser, to the extent that they are within the Companies' and/or their Subsidiaries' control shall cause the Purchaser to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. The Seller shall promptly notify the Purchaser if any of these representations ceases to be true and accurate regarding the Seller, the Companies or any of their Subsidiaries. The Seller agrees to provide the Purchaser any additional information regarding the Companies or any of their Subsidiaries that the Purchaser reasonably requests to ensure compliance with all applicable laws concerning money laundering and similar activities.

            4.33 Investment Intent. The Purchase Price Shares are being acquired hereunder by the Seller for investment purposes only, for its own account, not as a nominee or agent and not with a view to the distribution thereof. The Seller has no present intention to sell or otherwise dispose of the Purchase Price Shares and it will not do so except in compliance with the provisions of the Securities Act of 1933, as amended, and applicable law. The Seller understands that the Purchase Price Shares acquired hereunder must be held by them indefinitely unless a subsequent disposition or transfer of any of said shares is registered under the Securities Act of 1933, as amended, or is exempt from registration therefrom. The Seller further understand that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Seller) promulgated under the Securities Act of 1933, as amended, depends on the satisfaction of various conditions, and that, if and when applicable, Rule 144 may afford the basis for sales only in limited amounts.

            4.34 Accreditation.

            The Seller is an  "accredited  investor"  within the meaning of Rule
501(a) of Regulation D promulgated under the Securities Act of 1933, as amended. The Seller understands that the Purchase Price Shares are being offered in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Purchaser is relying upon the truth and accuracy of, and the Seller's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Seller set forth herein in order to determine the availability of such exemptions and the eligibility of the Seller to acquire the Purchase Price Shares.

            4.35. Disclosure. All statements contained in any schedule, certificate, opinion, instrument, or other document delivered by or on behalf of the Seller, Lamoriello or the Companies pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties by the Seller, Lamoriello and the Companies herein. No statement, representation or warranty by the Seller, Lamoriello or the Companies in this Agreement or in any schedule, certificate, opinion, instrument, or other document furnished or to be furnished to the Purchaser pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or necessary in order to provide a prospective purchaser of the business of the Companies with full and fair disclosure concerning the Companies, the Business, and the Companies' affairs.


                                   ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

            5.1 Organization and Good Standing.

            The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all material licenses, permits, authorizations and the power and authority to own and lease its assets and properties and to conduct its business as it is now being conducted. The Purchaser is duly qualified or licensed to do business and is in good standing as a foreign corporation under the laws of the jurisdictions in which the conduct of its business or the ownership or leasing of its assets and properties requires such qualification.

            5.2 Authority; Enforceability.

            The Purchaser has the corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Purchaser have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and this Agreement constitutes (or when executed and delivered will constitute) legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms.

            5.3 Conflicts; Consents of Third Parties.

      (a)  The  authorization,   execution,  delivery  and  performance  by  the
Purchaser of this Agreement and the other Purchaser Documents and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate or conflict with any provision of the Purchaser's charter or bylaws; (ii) violate, conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, give rise to a right of termination, amendment or cancellation of, accelerate the performance required by, or result in any payment under, any contract, instrument or other writing of any nature whatsoever to or by which the Purchaser is a party or is bound, or by which any of its properties or assets is subject; or (iii) violate, conflict with or result in a breach of any law, rule, regulation or other legal requirement applicable to the Purchaser.

            (b) No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or governmental body is required on the part of the Purchaser in connection with the execution and delivery of this Agreement or the compliance by Purchaser with any of the provisions hereof or thereof.

            5.4 Litigation.

            There is no action, suit, proceeding (including, without limitation, all arbitrations and alternative dispute resolution proceedings) or governmental investigation of or pending or, to the knowledge of the Purchaser, threatened against the Purchaser which relates to the transactions contemplated by this Agreement, nor does the Purchaser have any knowledge of any reasonably likely basis or set of circumstances for any such action, suit, proceeding, claim or investigation, the result of which could materially and adversely affect the Purchaser or the transactions contemplated hereby or could impair the ability of the Purchaser to consummate the transactions contemplated hereby.

            5.5 Investment Intention.

            The Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act") thereof. Purchaser understands that the Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

            5.6 Due Authorization of Purchase Price Shares.

            The Purchase Price Shares when delivered to the Seller shall be validly issued and outstanding as fully paid and non-assessable, free and clear of any liens, pledges, encumbrances, charges, agreements, options, claims or other arrangements or restrictions of any kind except that certain of such Purchase Price Shares are subject to cancellation if the Shortfall occurs as set forth in Article II of this Agreement.

            5.7 Broker.

            The Purchaser has not retained any broker in connection with any transaction contemplated by this Agreement. The Seller shall not be obligated to pay any fee or commission associated with the retention or engagement by the Purchaser of any broker in connection with any transaction contemplated by this Agreement.


                                   ARTICLE VI
                                    COVENANTS

            6.1 Access to Information.

            The Seller and the Companies agree that, prior to the Closing Date, the Purchaser shall be entitled, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Companies and their Subsidiaries and such examination of the books, records and financial condition of the Companies and their Subsidiaries as it reasonably requests and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances, and the Seller shall cooperate, and shall cause the Companies and their Subsidiaries to cooperate, fully therein. No investigation by the Purchaser prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Seller contained in this Agreement or the Seller Documents. In order that the Purchaser may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request of the affairs of the Companies and their Subsidiaries, the Seller shall cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of the Companies and their Subsidiaries to cooperate fully with such representatives in connection with such review and examination.

            6.2 Conduct of the Business Pending the Closing.

            (a) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Purchaser, not to be unreasonably withheld or delayed, the Seller shall, and shall cause the Companies to:

                  (i) Conduct the respective businesses of the Companies only in the ordinary course consistent with past practice;

                  (ii) Use its best efforts to (A) preserve its present business operations, organization (including, without limitation, management and the sales force) and goodwill of the Companies and (B) preserve its present relationship with Persons having business dealings with the Companies;

                  (iii) Maintain (A) all of the assets and properties of the Companies in their current condition, ordinary wear and tear excepted and (B) insurance upon all of the properties and assets of the Companies in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

                  (iv) (A) maintain the books, accounts and records of the Companies in the ordinary course of business consistent with past practices, (B) continue to collect accounts receivable and pay accounts payable utilizing normal procedures and without discounting or accelerating payment of such accounts, and (C) comply with all contractual and other obligations applicable to the operation of the Companies; and

                  (v) Comply in all material respects with applicable Laws.

            (b) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Purchaser, which shall not be unreasonably withheld or delayed, the Seller shall not, and shall cause the Companies not to:

                  (i) Declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of the Companies or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, the Companies;

                  (ii) Transfer, issue, sell or dispose of any shares of capital stock or other securities of the Companies or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of the Companies;

                  (iii) Effect any recapitalization, reclassification, stock split or like change in the capitalization of the Companies;

                  (iv) Amend the certificate of incorporation or by-laws of the Companies;

                  (v) (A) materially increase the annual level of compensation of any employee of the Companies, (B) increase the annual level of compensation payable or to become payable by the Companies to any of its executive officers,
(C) grant any unusual or extraordinary bonus, benefit or other direct or indirect compensation to any employee, director or consultant, (D) increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any of the directors, officers, employees, agents or representatives of the Companies or otherwise modify or amend or terminate any such plan or arrangement or (E) enter into any employment, deferred compensation, severance, consulting, non-competition or similar agreement (or amend any such agreement) to which the Companies is a party or involving a director, officer or employee of the Companies in his or her capacity as a director, officer or employee of the Companies;

                  (vi) Except for trade payables and for indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice, borrow monies for any reason or draw down on any line of credit or debt obligation, or become the guarantor, surety, endorser or otherwise liable for any debt, obligation or liability (contingent or otherwise) of any other Person, or change the terms of payables or receivables;

                  (vii) Subject to any Lien (except for leases that do not materially impair the use of the property subject thereto in their respective businesses as presently conducted), any of the properties or assets (whether tangible or intangible) of the Companies;

                  (viii) Acquire any material properties or assets or sell, assign, transfer, convey, lease or otherwise dispose of any of the material properties or assets (except for fair consideration in the ordinary course of business consistent with past practice) of the Companies except, with respect to the items listed on Schedule 6.2(b)(viii) hereto, as previously consented to by the Purchaser;

                  (ix) Cancel or compromise any debt or claim or waive or release any material right of the Companies except in the ordinary course of business consistent with past practice;

                  (x) Enter into any commitment for capital expenditures or the purchase of assets out of the ordinary course in excess of $5,000;

                  (xi) Permit the Companies to enter into any transaction or to make or enter into any Contract which by reason of its size or otherwise is not in the ordinary course of business consistent with past practice;

                  (xii) Permit the Companies to enter into or agree to enter into any merger or consolidation with any corporation or other entity, or engage in any new business, or invest in, make a loan, advance or capital contribution to, or otherwise acquire the securities of any other Person;

                  (xiii) Except for transfers of cash pursuant to normal cash management practices, permit the Companies to make any investments in or loans to, or pay any fees or expenses to, or enter into or modify any Contract with, the Seller or any Affiliate of the Seller; or

                  (xiv) Agree to do anything prohibited by this Section 6.2 or anything which would make any of the representations and warranties of the Seller in this Agreement or the Seller Documents untrue or incorrect in any material respect as of any time through and including the Closing.

            6.3 Consents.

            The Seller and the Companies shall use their best efforts, and the Purchaser shall cooperate with the Seller and the Companies, to obtain at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by this Agreement, including, without limitation, the consents and approvals referred to in Schedule 4.7 hereto; provided, however, that neither the Seller, the Companies nor the Purchaser shall be obligated to pay any consideration therefor to any third party from whom consent or approval is requested.

            6.4 Other Actions.

            Each of the Seller, the Companies and the Purchaser shall use its best efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

            6.5 No Solicitation.

            The Seller will not, and will not cause or permit the Companies or any of the Companies' directors, officers, employees, representatives or agents (collectively, the "Representatives") to, directly or indirectly, prior to August 31, 2006, (i) discuss, negotiate, undertake, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any transaction involving a merger, consolidation, business combination, purchase or disposition of any amount of the assets or capital stock or other equity interest in the Companies other than the transactions contemplated by this Agreement (an "Acquisition Transaction"), (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction,
(iii) furnish or cause to be furnished, to any Person, any information concerning the business, operations, properties or assets of the Companies in connection with an Acquisition Transaction, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. The Seller will inform the Purchaser in writing immediately following the receipt by Seller, the Companies or any Representative of any proposal or inquiry in respect of any Acquisition Transaction.

            6.6 Preservation of Records.

            Subject to Section 16.13(d)(i) hereof (relating to the preservation of Tax records), the Seller and the Purchaser agree that each of them shall preserve and keep the records held by it relating to the business of the Companies for a period of three years from the Closing Date and shall make such records and personnel available to the other as may be reasonably required by such party in connection with, among other things, any insurance claims by, legal proceedings against or governmental investigations of the Seller or the Purchaser or any of their Affiliates or in order to enable the Seller or the Purchaser to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby.

            6.7 Publicity.

            None of the Seller, the Companies nor the Purchaser shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of the Purchaser, the Companies or the Seller, disclosure is otherwise required by applicable Law or by the applicable rules of any stock exchange on which the Purchaser lists securities, provided that, to the extent required by applicable law, the party intending to make such release shall use its best efforts consistent with such applicable law to consult with the other party with respect to the text thereof.

            6.8 Use of Name.

            The Seller hereby agrees that upon the consummation of the transactions contemplated hereby, the Purchaser and the Companies shall have the sole right to the use of the names LAMORIELLO & CO., INC., CIRCLE PENSION, INC., SOUTHEASTERN PENSION SERVICES, INC. and any derivation of the aforementioned names, and the Seller shall not and shall not cause or permit any Affiliate to use such name or any variation or simulation thereof. Seller shall also permit Purchaser to use the name LAMCO or any derivation thereof, provided, however, it shall retain the right to use the names Lamco Group and Lamco Advisory Services.

            6.9 Management Agreement.

            On or prior to the Closing Date, Lamoriello and Steven Zito shall enter into a management agreements with the Purchaser or the Companies, substantially in the form of agreements attached hereto as Exhibit 6.9 (the "Management Agreement").

            6.10 Non-Competition and Non-Solicitation Agreements.

            On or prior to the Closing Date, Lamoriello shall enter into non-competition and non-solicitation agreements with the Purchaser and the Companies, substantially in the form of agreements attached hereto as Exhibit
6.10 (the "Non-Competition Agreements").

            6.11 Cross Sales Agreement.

On or prior to the Closing Date, the Seller and the Companies shall enter into a cross sales agreement, substantially in the form of the agreement attached hereto as Exhibit 6.11 (the "Cross Sale Agreement").

            6.12 Technology Use Agreement.

            On or prior to the Closing Date, the Seller and the Purchaser shall enter into a technology sale and use agreement, substantially in the form of the agreement attached hereto as Exhibit 6.12 (the "Technology Agreement").

            6.13 Financial Statements.

            The Seller shall deliver the Financial Statements to the Purchaser on or prior to the Closing Date.

            6.14 Tax Election.

            At the sole discretion of the Purchaser, the Seller agree to make a timely election under Internal Revenue Code Section 338(h)(10).

            6.15 Tax Matters.

                  (a) Tax Periods Ending on or Before the Closing Date. The Seller shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Companies for all periods through and including the Closing Date which are filed after the Closing Date as soon as practicable and prior to the date due (including any proper extensions thereof). The Seller shall permit the Companies and the Purchaser to review and provide comments, if any, on each such Return described in the preceding sentence prior to filing. The Companies shall deliver to the Seller each such Return signed by the appropriate officer(s) of the Companies for filing within ten (10) days following the Seller's delivery to the Companies and the Purchaser of any such Return after having taken into account Purchaser's comments, if any. The Seller shall deliver to the Companies promptly after filing each such Return a copy of the filed Return and evidence of its filing. The Seller shall pay the costs and expenses incurred in the preparation and filing of the Tax Returns on or before the date such costs and expenses are due.

            If the Companies provide comments to the Seller and at the end of such ten (10) day period the Companies and the Seller have failed to reach written agreement with respect to all of such disputed items, the parties shall submit the unresolved items to arbitration for final determination. Promptly, but no later than thirty (30) days after its acceptance of its appointment as arbitrator, the arbitrator shall render an opinion as to the disputed items. The determination of the arbitrator shall be conclusive and binding upon the parties. The Companies and the Seller (as a group) shall each pay one half of the fees, costs and expenses of the arbitrator. The prevailing party may be entitled to an award of pre- and post-award interest as well as reasonable attorneys' fees incurred in connection with the arbitration and any judicial proceedings related thereto as determined by the arbitrator.

                  (b) Tax Periods Beginning Ending After the Closing Date. The Companies or the Purchaser shall prepare or cause to be prepared and file or cause to be filed any Returns of the Companies for Tax periods that begin and end after the Closing Date.

                  (c) Refunds and Tax Benefits. Any Tax refunds that are received after the Closing Date by the Seller (other than tax refunds received in connection with such Seller's individual tax Returns), the Purchaser or the Companies, and any amounts credited against Tax to which the Seller, the Purchaser or the Companies become entitled, shall be for the account of the Companies, and the Seller shall pay over to the Companies any such refund or the amount of any such credit within fifteen (15) days after receipt or entitlement thereto. In addition, to the extent that a claim for refund or a proceeding results in a payment or credit against Tax by a taxing authority to the Seller, the Seller shall pay such amount to the Companies within fifteen (15) days after receipt or entitlement thereto.

                  (d) Cooperation on Tax Matters.

                        (i) The Purchaser, the Companies and the Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of any Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes assessed against the Companies. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Companies and the Seller agree (A) to retain all books and records with respect to Tax matters pertinent to the Companies relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Purchaser or the Seller, any extensions thereof) of the respective tax periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Companies or the Seller, as the case may be, shall allow the other party to take possession of such books and records.

                        (ii) The Purchaser and the Seller further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed against any of the parties hereto (including, but not limited to, with respect to the transactions contemplated hereby).

                        (iii) The Purchaser and the Seller further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to ss.6043 of the Code and all Treasury Department Regulations promulgated thereunder.

            6.16 Non-Competition. For a period of three years after the Closing Date, Seller agrees not to engage in any of the following competitive activities: (a) engaging directly or indirectly in any business or activity substantially similar to any business or activity engaged in (or scheduled to be engaged) by the Companies or the Purchaser except for investment advisory and fiduciary business activities; (b) engaging directly or indirectly in any business or activity competitive with any business or activity engaged in (or scheduled to be engaged) by the Companies or the Purchaser; (c) soliciting or taking away any employee, agent, representative, contractor, supplier, vendor, customer, franchisee, lender or investor of the Companies or the Purchaser, or attempting to so solicit or take away; provided, however, this covenant shall not prohibit the Seller from having common representatives, contractors, suppliers, vendors, customers, franchisees, lenders and/or investors with the Companies and/or Purchaser; (d) interfering with any contractual or other relationship between the Companies or the Purchaser and any employee, agent, representative, contractor, supplier, vendor, customer, franchisee, lender or investor; or (e) using, for the benefit of any person or entity other than the Companies, any confidential information of the Companies or the Purchaser. In addition, no Seller shall make or permit the making of any negative statement of any kind concerning the Companies, the Purchaser or their affiliates, or their directors, officers or agents.

            6.17 Demand Rights.

            (a) At any time and from time to time following June 30, 2007, the Seller as holder of the Purchase Price Shares shall have the right to require the Purchaser to effect a registration on Form S-1 (or any comparable or successor form) of all of the Purchase Price Shares by giving notice to such effect to the Purchaser specifying the number of Purchase Price Shares to be included therein and the intended method of distribution thereof; provided, that, the Purchaser shall only be required to effect two (2) such registration under this Section 6.17(a). The Purchaser shall use its best efforts to effect, as soon as practicable, the registrations under the Securities Act of 1933 (the "Securities Act") of all the Purchase Price Shares requested by the Seller to the extent necessary to permit the sale or other disposition thereof in accordance with the intended method of disposition.

            (b) At any time that the Purchaser shall be qualified for the use of Form S-3 (or any comparable or successor form), the Seller shall have the right from time to time to require the Purchaser to effect a registration on Form S-3 for registrable securities having an anticipated aggregate offering price (based on then current market prices) of at least $100,000 (including registrations for the sale of such registrable securities on a delayed or continuous basis pursuant to Rule 415 of the Securities Act) by giving notice to such effect to the Purchaser and specifying the number of registrable securities to be included therein and the intended method of distribution. The Purchaser shall use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all the registrable securities requested by the Seller hereunder to the extent necessary to permit the sale or other disposition thereof in accordance with the intended method of disposition. Registrations effected pursuant to this Section 6.17(b) shall not count as demands for registration pursuant to Section 6.17(a) hereof.

            (c) The Purchaser's obligations pursuant to this Section 6.17 shall be subject to the following limitations and conditions:

                  (i) the Purchaser shall not be obligated to file a registration statement pursuant to this Section 6.17 within ninety (90) days of the effectiveness of a registration statement previously filed by the Purchaser if the Seller had the right to have all the Purchase Price Shares requested to be registered by the Seller under such registration statement to be included therein; and

                  (ii) the Purchaser shall have the right to delay the filing of a registration statement pursuant to this Section 6.17 during one or more periods aggregating not more than ninety (90) days in any twelve-month period if the Purchaser would, in accordance with advice of its counsel, be required to disclose information not otherwise required by law to be publicly disclosed and, in the judgment of the Board of the Purchaser, such disclosure would materially and adversely affect the Purchaser.

            (d) A registration requested pursuant to this Section 6.17 shall not be deemed to have been effected (i) if a registration statement with respect thereto shall not have become effective, (ii) if after becoming effective, such registration shall be interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason, other than by reason of some act or omission by the Seller, or (iii) if the conditions to closing specified in an underwriting agreement entered into in connection with such registration shall not be satisfied.

            6.18 Piggy-back Registration. If at any time the Purchaser shall determine to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than (i) the amendment of a Registration Statement previously filed or the filing of a Registration Statement that was previously filed and withdrawn or (ii) on Form S-4, Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other bona fide, employee benefit plans), the Purchaser shall include in such Registration Statement all or any part of the Purchase Price Shares, except that if, in connection with any underwritten public offering for the account of the Purchaser the managing underwriter(s) thereof shall impose a limitation on the number of shares of common stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Purchaser shall be obligated to include in such Registration Statement only such limited portion of the Purchase Price Shares as the underwriter shall permit. If an offering in connection with which the Seller is entitled to registration under this Section 6.18 is an underwritten offering, then the Purchase Price Shares shall be offered and sold in an underwritten offering using the same underwriter or underwriters and on the same terms and conditions as other shares of common stock included in such underwritten offering.


                                  ARTICLE VII
                              CONDITIONS TO CLOSING

            7.1 Conditions Precedent to Obligations of Purchaser.

            The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Purchaser in whole or in part to the extent permitted by applicable law):

            (a) all representations and warranties of the Seller, the Companies and Lamoriello contained herein shall be true and correct as of the date hereof;

            (b) all representations and warranties of the Seller, the Companies and Lamoriello contained herein qualified as to materiality shall be true and correct, and the representations and warranties of the Seller, the Companies and Lamoriello contained herein not qualified as to materiality shall be true and correct in all material respects as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that time;

            (c) the Seller, the Companies and Lamoriello shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date;

            (d) the Purchaser shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Purchaser) executed by Seller certifying as to the fulfillment of the conditions specified in Sections 7.1(a), 7.1(b) and 7.1(c) hereof;

            (e) Certificates representing 100% of the Shares shall have been, or shall at the Closing be, validly delivered and transferred to the Purchaser, free and clear of any and all Liens;

            (f) there  shall  not have been or  occurred  any  Material  Adverse
Change;

            (g) the Seller and the Companies shall have obtained all consents and waivers referred to in Schedule 4.7 hereto, in a form reasonably satisfactory to the Purchaser, with respect to the transactions contemplated by this Agreement and the Seller Documents;

            (h) no Legal Proceedings shall have been instituted or threatened or claim or demand made against the Seller, Lamoriello and the Companies, or the Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any order by a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

            (i) the Purchaser shall have received the written resignations of all officers and directors of the Companies;

            (j) the Escrow Agreement, the Option Agreement, Management Agreement, Non-Competition Agreements, Technology Agreement and the Cross Sales Agreement (collectively with the Agreement, the "Seller Documents") shall have been executed and delivered; and

            (k) the Purchaser shall have received information satisfactory in its sole discretion to verify the accuracy of all financial information delivered by the Seller to the Purchaser.

            7.2 Conditions Precedent to Obligations of the Seller and the Companies.

            The obligations of the Seller and the Companies to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Seller and the Companies in whole or in part to the extent permitted by applicable law):

            (a) all representations and warranties of the Purchaser contained herein shall be true and correct as of the date hereof;

            (b) all representations and warranties of the Purchaser contained herein qualified as to materiality shall be true and correct, and all representations and warranties of the Purchaser contained herein not qualified as to materiality shall be true and correct in all material respects, as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that date;

            (c) the Purchaser shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date;

            (d) the Seller shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Sellers) executed by the Chief Executive Officer and Chief Financial Officer of the Purchaser certifying as to the fulfillment of the conditions specified in Sections 7.2(a), 7.2(b) and 7.2(c);

            (e) no Legal Proceedings shall have been instituted or threatened or claim or demand made against the Sellers, the Companies, or the Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

            (f) the Lamoriello Debt and the Bank Debt shall have been paid in full; and

            (g) the Option Agreement, Escrow Agreement, Management Agreement, Non-Competition Agreements, Technology Agreement and the Cross Sales Agreement shall have been executed and delivered by the Purchaser.


                                  ARTICLE VIII
                            DOCUMENTS TO BE DELIVERED

            8.1 Documents to be Delivered by the Seller.

            At the Closing, the Seller shall deliver, or cause to be delivered, to the Purchaser the following:

            (a) stock certificates representing the Shares, duly endorsed in blank or accompanied by stock transfer powers and with all requisite stock transfer tax stamps attached;

            (b) the certificates referred to in Section 7.1(d) and 7.1(e) hereof;

            (c) copies of all consents and waivers referred to in Section 7.1(g) hereof;

            (d) the Escrow Agreement, Management Agreements, Non-Competition Agreements, Technology Agreement, the Cross Sales Agreement and the Option Agreement duly executed by all parties other than the Purchaser;

            (e) written resignations of all of the officers and directors of the Companies;

            (f) certificate of good standing with respect to the Companies issued by the Secretary of State of the State of incorporation, and for each state in which the Companies is qualified to do business as a foreign corporation; and

            (g) such other documents as the Purchaser shall reasonably request.

            8.2 Documents to be Delivered by the Purchaser.

            At the Closing, the Purchaser shall deliver to the Seller the following:

            (a) The Purchase Price;

            (b) the Option Agreement;

            (c) the Purchase Price Shares, delivered into escrow;

            (d) the certificates referred to in Section 7.2(d) hereof;

            (e) the Escrow Agreement, Management Agreements, Non-Competition Agreements and the Cross Sales Agreement, duly executed by the Purchaser; and

            (f) such other documents as the Seller shall reasonably request.


                                   ARTICLE IX
                                 INDEMNIFICATION

            9.1 Indemnification.

            (a) Subject to Section 9.2 hereof,  the Seller and Lamoriello hereby agree to jointly and severally indemnify and hold the Purchaser, the Companies, and their respective directors, officers, employees, Affiliates, agents, successors and assigns (collectively, the "Purchaser Indemnified Parties") harmless from and against:

                  (i) any and all liabilities of the Companies of every kind, nature and description, absolute or contingent, existing as against the Companies prior to and including the Closing Date or thereafter coming into being or arising by reason of any state of facts existing, or any transaction entered into, on or prior to the Closing Date, except to the extent that the same have been fully provided for in the Balance Sheet or disclosed in the notes thereto or were incurred in the ordinary course of business between the Balance Sheet date and the Closing Date;

                  (ii) subject to Section 10.3, any and all losses, liabilities, obligations, damages, costs and expenses (collectively, the "Losses") based upon, attributable to or resulting from the failure of any representation or warranty of the Seller set forth in Section 4 hereof, or any representation or warranty contained in any certificate delivered by or on behalf of the Seller pursuant to this Agreement, to be true and correct in all material respects as of the date made;

                  (iii) any and all Losses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Seller under this Agreement;

                  (iv) any and all notices, actions, suits, proceedings, claims, demands, assessments, judgments, costs, penalties and expenses, including reasonable attorneys' and other reasonable professionals' fees and disbursements (collectively, "Expenses") incident to any and all Losses with respect to which indemnification is provided pursuant to this Section 9.1(a)

            (b) Subject to Section 9.2, Purchaser hereby agrees to indemnify and hold the Seller, Lamoriello and their respective Affiliates, agents, successors and assigns (collectively, the "Seller Indemnified Parties") harmless from and against:

                  (i) any and all Losses based upon, attributable to or resulting from the failure of any representation or warranty of the Purchaser set forth in Section 5 hereof, or any representation or warranty contained in any certificate delivered by or on behalf of the Purchaser pursuant to this Agreement, to be true and correct in all material respects as of the date made;

                  (ii) any and all Losses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Purchaser under this Agreement or arising from the ownership or operation of the Companies from and after the Closing Date; and

                  (iii) any and all Expenses incident to the foregoing.

            9.2 Limitations on Indemnification for Breaches of Representations and Warranties.

            An indemnifying party shall not have any liability under Section 9.1(a) or Section 9.1(b) hereof unless the aggregate amount of Losses and Expenses to the indemnified parties finally determined to arise thereunder based upon, attributable to or resulting from the failure of any representation or warranty to be true and correct, other than the representations and warranties set forth in Sections 4.3, 4.11, 4.24 and 4.29 hereof, exceeds $25,000 (the "Basket") and, in such event, the indemnifying party shall be required to pay the entire amount of such Losses and Expenses in excess of $25,000 (the "Deductible"). In any event, the maximum amount of indemnifiable Losses and Expenses which may be recovered by either party shall not exceed $500,000.

            9.3 Indemnification Procedures.

            (a) In the event that any Legal Proceedings shall be instituted or that any claim or demand ("Claim") shall be asserted by any Person in respect of which payment may be sought under Section 9.1 hereof (regardless of the Basket or the Deductible referred to above), the indemnified party shall reasonably and promptly cause written notice of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party. The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses of the indemnified party indemnified against hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses of the indemnified party indemnified against hereunder, it shall within five (5) days (or sooner, if the nature of the Claim so requires) notify the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses of the indemnified party indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Claim. If the indemnified party defends any such Claim, then the indemnifying party shall reimburse the indemnified party for the Expenses of defending such Claim upon submission of periodic bills. If the indemnifying party shall assume the defense of any such Claim, the indemnified party may participate, at his or its own expense, in the defense of such Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if, (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party, a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim.

            (b) After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to a Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter, as determined by such court, board or agency or pursuant to such settlement against, as the case may be and the indemnifying party shall be required to pay all of the sums so due and owing to the indemnified party by wire transfer of immediately available funds within 10 business days after the date of such notice.

            (c) The failure of the indemnified  party to give reasonably  prompt notice of any Claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure.

            9.4 Tax Treatment of Indemnity Payments.

            The Seller and the Purchaser agree to treat any indemnity payment made pursuant to this Article 9 as an adjustment to the Purchase Price for federal, state, local and foreign income tax purposes.


                                    ARTICLE X
                                  MISCELLANEOUS

            10.1 Payment of Sales, Use or Similar Taxes.

            All sales, use, transfer, intangible, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne solely by the Seller.

            10.2 Survival of Representations and Warranties.

            The parties hereto hereby agree that the representations and warranties contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement, and the Closing hereunder, regardless of any investigation made by the parties hereto; provided, however, that any claims or actions with respect thereto (other than claims for indemnifications with respect to the representation and warranties contained in Sections 4.3, 4.11,
4.24 and 4.35which shall survive for periods coterminous with any applicable statutes of limitation) shall terminate unless within eighteen (18) months after the Closing Date written notice of such claims is given to the Seller or such actions are commenced.

            10.3 Expenses.

            Except as otherwise provided in this Agreement, the Seller and the Purchaser shall each bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby, it being understood that in no event shall the Companies bear any of such costs and expenses.

            10.4 Specific Performance.

            (a) The Seller acknowledges and agrees that the breach of this Agreement would cause irreparable damage to the Purchaser and that the Purchaser will not have an adequate remedy at law. Therefore, the obligations of the Seller under this Agreement, including, without limitation, the Seller's obligation to sell the Shares to the Purchaser, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

            (b) The Purchaser acknowledges and agrees that the breach of this Agreement would cause irreparable damage to the Seller and that the Seller will not have an adequate remedy at law. Therefore, the obligations of the Purchaser under this Agreement, including, without limitation, the Purchaser's obligation to purchase the Shares from the Seller, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

            10.5 Further Assurances.

            The Seller and the Purchaser each agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

            10.6 Submission to Jurisdiction; Consent to Service of Process.

            (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the state of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 10.10.

            10.7 Entire Agreement; Amendments and Waivers.

            This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements or understandings among the parties with regard to the subject matter hereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

            10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of New York.

            10.9 Table of Contents and Headings.

            The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

            10.10 Notices.

            All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, or by reputable overnight courier to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

      (a) Purchaser:

            National Investment Managers Inc.
            420 Lexington Avenue
            New York, New York 10170
            Attn:  Leonard Neuhaus, COO/CFO
            Phone:  (212) 389-7832
            Facsimile: (212) 389-7831

            Copy to:

            Gregory Sichenzia, Esq.
            Sichenzia Ross Friedman Ference LLP
            1065 Avenue of the Americas
            New York, New York 10018
            Phone:  (212) 930-9700
            Facsimile: (212) 930-9725

      (b) Seller and Companies:

            THE LAMCO GROUP, INC.
            11801 Coniston Way
            Windemere, Florida 34786
            Attn:  Nicholas J. Lamoriello, President
            Phone: (407) 531-5500
            Facsimile:  (407) 909-9487

          Copy to:

            E. Colby Cameron, Esq.
            Cameron & Mittleman LLP
            56 Exchange Terrace
            Providence, Rhode Island 02903
            Phone: (401) 331-5700
            Facsimile: (401) 331-5787

            10.11 Severability.

            If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

            10.12 Binding Effect; Assignment.

            This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by any of the Seller, the Companies or the Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided, however, that the Purchaser may assign this Agreement and any or all rights or obligations hereunder (including, without limitation, the Purchaser's rights to purchase the Shares and the Purchaser"s rights to seek indemnification hereunder) to any Affiliate of the Purchaser. Upon any such permitted assignment, the references in this Agreement to the Purchaser shall also apply to any such assignee unless the context otherwise requires.

                  [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                             NATIONAL INVESTMENT MANAGERS INC.


                                             By: /s/ Leonard A. Neuhaus
                                                 Leonard A. Neuhaus,
                                                 CFO/COO


                                             THE LAMCO GROUP, INC.


                                             By: /s/ Nicholas J. Lamoriello
                                                 Nicholas J. Lamoriello,
                                                 President


                                             LAMORIELLO & CO., INC.


                                             By: /s/ Nicholas J. Lamoriello
                                                 Nicholas J. Lamoriello,
                                                 President


                                             CIRCLE PENSION, INC.


                                             By: /s/ Nicholas J. Lamoriello
                                                 Nicholas J. Lamoriello,
                                                 President


                                             SOUTHEASTERN PENSION
                                             SERVICES, INC.


                                             By: /s/ Nicholas J. Lamoriello
                                                 Nicholas J. Lamoriello,
                                                 President


                                             /s/ Nicholas J. Lamoriello
                                             Nicholas J. Lamoriello